EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated January 5, 2001 included in this Form 10-K of Evans Systems, Inc. into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-62684, 33-943372 and 333-60217).

/s/ STEPHENSON & TRLICEK, P.C.


Stephenson & Trlicek, P.C.

Wharton, Texas
January 5, 2001